UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 14, 2022

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422

(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 14, 2022, Unisys Corporation (the “Company”) announced the appointment of Debra McCann as Executive Vice President and Chief Financial Officer, effective May 2, 2022. As previously announced, upon the effectiveness of Ms. McCann’s appointment to this role, Mike Thomson, currently the Company’s Chief Financial Officer, will become the Company’s President and Chief Operating Officer.
Ms. McCann, age 49, served as Treasurer and Senior Vice President, Investor Relations and Corporate Financial Planning and Analysis at Dun & Bradstreet, Inc., a global provider of business decisioning data and analytics, from 2020 until April 2022, after having served as Treasurer from 2019 to 2020 and having held roles of increasing seniority and responsibility within the Treasury function beginning in 2009. From 2006 through 2009, Ms. McCann served as Senior Director, Financial Planning and Analysis, Risk Management, and Procurement at Cegedim, a global technology and services company. Prior to that, Ms. McCann held various financial leadership positions at AT&T, Inc. from 1995 until 2006.
For biographical information regarding Mr. Thomson, please see Part I, Item 1 of the Company’s Form 10-K for the year ended December 31, 2021.

Item 9.01. Financial Statements and Exhibits

(d)	The following exhibit is being furnished herewith:

Exhibit No.	Description
99	News Release, dated April 14, 2022, of Unisys Corporation

EXHIBIT INDEX

Exhibit No.	Description
99	News Release, dated April 14, 2022, of Unisys Corporation

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: April 14, 2022	By:	/s/ Michael M. Thomson
Michael M. Thomson
Executive Vice President and Chief Financial Officer